Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                    June 30
                                                       ----------------------------------------------------------------

                                                                        2005                       2004
                                                                             (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 1,903,979              $ 1,925,592
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  955,370                  965,126
             Operation and Maintenance                                      389,698                  387,044
             Property, Franchise and Other Taxes                             68,735                   71,525
             Depreciation, Depletion and Amortization                       176,377                  179,851
             Impairment of Oil and Gas Producing Properties                    -                      10,962
                                                                 -------------------          ---------------
                                                                          1,590,180                1,614,508
                                                                 -------------------          ---------------

             Gain on Sale of Timber Properties                                 -                     167,535
             Loss on Sale of Oil and Gas Producing Properties                  -                     (53,827)
                                                                 ------------------           ---------------

Operating Income                                                            313,799                  424,792

Other Income (Expense):
             Income from Unconsolidated Subsidiaries                          2,316                      449
             Other Income                                                     9,019                    4,620
             Interest Expense on Long-Term Debt                             (73,987)                 (86,756)
             Other Interest Expense                                         (10,844)                  (7,786)
                                                                 -------------------          ---------------
Income from Continuing Operations Before Income Taxes                       240,303                  335,319

Income Tax Expense                                                           91,268                  132,976
                                                                 -------------------          ---------------

Income from Continuing Operations                                           149,035                  202,343

Income (Loss) from Discontinued Operations                                   (1,005)                  14,634
                                                                 -------------------          ---------------
Net Income Available for Common Stock                                  $    148,030              $   216,977
                                                                 ===================          ===============
Earnings Per Common Share:
     Basic
             Income from Continuing Operations                         $       1.79              $      2.48
             Income (Loss) from Discontinued Operations                       (0.01)                    0.18
                                                                 -------------------         ----------------
             Net Income Available for Common Stock                     $       1.78              $      2.66
                                                                 ===================          ===============
     Diluted
             Income from Continuing Operations                         $       1.76              $      2.45
             Income (Loss) from Discontinued Operations                       (0.01)                    0.18
                                                                 -------------------          ---------------
             Net Income Available for Common Stock                     $       1.75              $      2.63
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   83,164,757               81,722,179
                                                                 ===================          ===============
             Used in Diluted Calculation                                 84,559,840               82,586,783
                                                                 ===================          ===============